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                                                                    EXHIBIT 3.51

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SURESEAL CORPORATION

             Pursuant to Section 402 of the Business Corporation Law

         I, the undersigned, a natural person of at least 18 years of age, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST:         The name of the corporation is:

                              SURESEAL CORPORATION

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under
               Article IV of the Business Corporation Law, except that is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of Chenango State of New York.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred, each of which shall be common stock with no par value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                            c/o  The Corporation
                                                 P.O. Box 109
                                                 Norwich, NY 13815

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SIXTH:         No director of the corporation shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity; provided, however, that the provision shall not eliminate or limit:

               (a) the liability of any director of the corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York, or

               (b) the liability of a director for any act or omission prior to the final adoption of this article.

IN WITNESS WHEREOF, this certificate of incorporation has been subscribed by the undersigned this 10/06/94, who affirms the statements made herein are true under the penalties of perjury.

                                          /s/ Christine Pucci
                                          ---------------------------------
                                              Christine Pucci, Incorporator

                                          XL Corporate & Research Services, Inc.
                                          194 Washington Avenue
                                          Albany, New York 12210